                                                                   EXHIBIT 10.14

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                JOINT MARKETING AND TECHNICAL SUPPORT AGREEMENT

This agreement is entered into and effective November 14, 1997, (the "Effective Date") by and between VIRAGE LOGIC, with a place of business at 1641A South Main Street Milpitas CA, 95025, USA ("VIRAGE LOGIC"), and Chartered Semiconductor Manufacturing Ltd., with a place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 ("CHARTERED").

Whereas, the parties hereto desire to work together to develop and promote customer benefits of the joint use of CHARTERED foundry and VIRAGE LOGIC products and services.

Whereas, the parties hereto desire to enter into a worldwide non-exclusive agreement that defines the technical and marketing support that each party will provide to the other in support of mutual customers and prospects.

BACKGROUND

VIRAGE LOGIC is a full service VLSI design and ASIC Company and a leader in ultra low power and high performance integrated circuit design. VIRAGE LOGIC provides design and test solution to ASIC and COT customers.

CHARTERED is a dedicated foundry providing quality manufacturing service for semiconductor companies worldwide. CHARTERED business focus is in wafer fabrication for implementing the customer designs in silicon.

This agreement serves to clarify the strong cooperative relationship between VIRAGE LOGIC and CHARTERED to coordinate areas of mutual interest in the future offering and promotion of libraries and foundry service for the benefit of mutual customers.

1. JOINT MARKETING

It is the intention of both parties to provide the greatest value to mutual customers through the delivery of compatible and complementary products and services. Both parties agree to start cooperation in the area of compiler, BIST, and SRAM, potentially EEPROM and Flash in the future. In order to achieve these ends, both parties agree to work together in the following area:

1.1 Provide the other party and mutual customers with technical, marketing, and sales support.

1.2 Introduce its customers to the products of the other party, when appropriate.

1.3 Use each other's logos in marketing literature described in this Agreement and upon the prior written approval of the other party.

1.4 Issue press releases on significant achievements of this relationship. All formal press releases must be approved by both VIRAGE LOGIC and CHARTERED before they are issued. Both parties may comment on this relationship to customers, third party and the press without prior approval by the other party.

1.5 Promote each other's services in the COT market place. CHARTERED would promote VIRAGE LOGIC libraries as having been manufactured at CHARTERED and VIRAGE LOGIC would promote CHARTERED as foundry manufacturer meeting VIRAGE LOGIC standard.

2.      JOINT TEST CHIP AND SILICON VERIFICATION PROGRAM

CHARTERED and VIRAGE LOGIC will share the costs of model extraction and spice to silicon correlation using the CHARTERED test chip or the VIRAGE LOGIC test chip. The CHARTERED test chip would include a BSIM extract module for DC analysis, and a performance module for AC characterization.

2.1 CHARTERED will be responsible for providing CHARTERED's test chip layout and test plans to VIRAGE LOGIC. VIRAGE LOGIC is free to adapt CHARTERED test chip, or design a new test chip at VIRAGE LOGIC's expense that best meet VIRAGE LOGIC's needs in silicon verifications.

2.2 For each new process technology, VIRAGE LOGIC can take advantage of riding on CHARTERED's test chip for such technology provided that VIRAGE LOGIC is able to tape-out before CHARTERED's pre-determined cut-off date. In the event VIRAGE LOGIC is unable to tape out by such date, VIRAGE LOGIC shall be responsible for the costs of mask and CHARTERED shall provide the silicon. If VIRAGE LOGIC is able to tape out before such date, CHARTERED shall include VIRAGE LOGIC's test chip of a reasonable size on CHARTERED's test chip without incurring masks or silicon costs to VIRAGE LOGIC. VIRAGE LOGIC hereby acknowledges that CHARTERED may make available such test chip to CHARTERED's customers and technology partners upon their request.

2.3 VIRAGE LOGIC will be responsible for the engineering and test costs for model extraction, performance characterization, and Spice to silicon correlation. All resulting records, reports and data are shared between VIRAGE LOGIC and CHARTERED.

2.4 CHARTERED will be responsible for running internal CHARTERED process monitoring modules on as needed basis to assure that the CHARTERED process is meeting CHARTERED specifications. If there are material changes to the process that warrant new model extraction and/or silicon verification, then the above model extraction and correlation sequence will, if agreed by both parties, be repeated as described above.

3.      CHARTERED RESPONSIBILITIES

To ensure the highest probability of success for our mutual customers, CHARTERED hereby accepts the following responsibilities:

3.1 CHARTERED will provide VIRAGE LOGIC with the most updated CHARTERED Design Rules, Spice Models, Parasitic Extraction tables, and Biasing tables for production processes on the same schedule that it provides for its best customers based on CHARTERED test chip. CHARTERED reserves the right to make changes as needed but will consider the ramifications to VIRAGE LOGIC of such a change. It will be VIRAGE LOGIC discretion to decide if a re-generation of model and/or silicon verification at VIRAGE LOGIC's expense, is needed.

3.2 CHARTERED will support VIRAGE LOGIC through designated technical contacts, usually CHARTERED account managers, to facilitate the orderly flow of customer design data for mask making and wafer manufacturing.

3.3 CHARTERED will equip its sales channel with standard approved VIRAGE LOGIC sales and marketing collateral for promoting VIRAGE LOGIC offers to mutual customers and prospects.

3.4 CHARTERED will develop a press release which outlines the basic terms of this agreement. Final approval of this press release will be with VIRAGE LOGIC.

3.5 CHARTERED will support VIRAGE LOGIC's customers in the same manner as CHARTERED supports its customers in similar locations.

4.      VIRAGE LOGIC RESPONSIBILITIES

To ensure the highest probability of success for our mutual customers, VIRAGE LOGIC hereby accepts the following responsibilities:

4.1 VIRAGE LOGIC will develop physical and logical design libraries based on CHARTERED rules. Based on market demand, CHARTERED will advise and VIRAGE LOGIC will choose which libraries to build using these rules. VIRAGE LOGIC will make all reasonable efforts to keep these libraries current with the CHARTERED Design Rules, and support mutual customers with such libraries.

4.2 VIRAGE LOGIC will equip its sales channel with approved CHARTERED sales and marketing collateral for promoting CHARTERED offers to mutual customers and prospects.

5.      CONTACTS AND REVIEWS

5.1 Quarterly review meeting will be held at a mutually agreed time and venue between CHARTERED and VIRAGE LOGIC to address any concerns or issues affecting mutual customers, and to assess the effectiveness of the sales effort and co-operative relationship.

5.2     VIRAGE LOGIC and CHARTERED Contacts

               VIRAGE LOGIC                 CHARTERED

        Engineering   Alex Shubat           Dong Khong / Bob Kwong

        Sales         Adam Kablanian

        Marketing     Adam Kablanian        S.Y. Tan - Stahel

6.      TERMS OF AGREEMENT AND CONFIDENTIALITY

6.1 This agreement shall remain in force for a period of three years from the Effective Date.

6.2 Either party hereto may terminate this Agreement without cause or reason by 90 days prior written notice to the other party during the term of this Agreement provided that the terminating party will fully cooperate with the other party to enable the customers to complete the tasks that were started prior to termination.

6.3 Both parties hereto agree to treat all information, materials, and documents, except for characterization data, provided by the other party in accordance with Non-Disclosure Agreement executed separately by both parties.

7.      TRADEMARKS AND USE OF NAMES

7.1 The use of the name or products of the other party or indication of this Agreement in the marketing and/or publicity materials of either party shall be subject to written approval of the other party, and such approval should not be unreasonably withheld or delayed. The requirement of written approval shall not apply to accurate factual listings of products publicly offered or supported by either party.

8.      GENERAL PROVISIONS

8.1 Neither party may assign its rights or obligations, or assign or sublicense any licenses granted under this Agreement without the prior written consent of the other party.

8.2 Neither party is authorized to act for or on behalf of the other party under this Agreement. Each party is an independent contractor. No commitments to customers on VIRAGE LOGIC library pricing, availability, routed density, quality, or reliability may be made by CHARTERED. No commitments to customers on CHARTERED wafer pricing wafer capacity, delivery dates, quality, or yield may be made by VIRAGE LOGIC.

8.3 The validity, performance and construction of this Agreement shall be governed by the Laws of the State of California.

8.4 If either party is challenged by a third party to be infringing the intellectual property rights of such third party with respect to the material or documents jointly developed or consented to by both parties, then the other party shall provide all reasonable assistance to the challenged party in defending against those claims. Such reasonable assistance shall include providing relevant documents, materials, and consulting.

8.5 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

8.6 In the event that any provision of this Agreement is prohibited by any law governing its construction, performance and enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement. The captions of sections herein are intended for convenience only, and the same shall not be interpretive of the content of such section.

8.7 All notices and communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged facsimile communication, or seven (7) days after deposit in the mail of the home country of the party, postage prepaid, by certified, registered or first class mail, addressed to the parties at the addresses set forth above.

9.      COPYRIGHT, PATENT, AND INDEMNITY

9.1     Indemnification by VIRAGE LOGIC

        VIRAGE LOGIC shall indemnify and defend (including attorney fees) CHARTERED and hold it harmless against any and all damages awarded by a court or payable in settlement (whether or not a legal proceeding is commenced) resulting from a claim against CHARTERED based upon an actual or alleged infringement of a third party's patent, mask work right, copyright trade secrets or other intellectual property right arising from CHARTERED's use of design modules, spice models, or testchips provided by VIRAGE LOGIC under this Agreement.

9.2     Indemnification by CHARTERED

        CHARTERED shall indemnify and defend (including attorney fees) VIRAGE LOGIC and hold it harmless against any and all damages awarded by a court or payable in settlement (whether or not a legal proceeding is commenced) resulting from a claim against VIRAGE LOGIC based upon an actual or alleged infringement of a third party's patent, mask work right, copyright, trade secrets or other intellectual property right arising from VIRAGE LOGIC's use of CHARTERED's design rules, Spice models, testchips, material, techniques, or process provided by CHARTERED under this Agreement.

9.3     Procedure

Neither party shall have any liability under this section 9 unless:

        (a) the indemnifying party is promptly notified in writing of each notice and communication regarding such claim and given (at the indemnifying party's expense) the authority, information, and assistance necessary to present a defense; and

        (b) The indemnifying party is offered sole control of the defense of such claim and of all negotiations for its settlement or compromise. The indemnified party may, at its expense, participate in the defense of such claim and in all negotiations for its settlement or compromise. If the indemnifying party does not assume control of the defense promptly after notice of the claim it shall be bound by the results obtained by the indemnified party with respect to such claim.

9.4 In no event shall either party's liability to each other arising out of sections 9.1 and 9.2, or out of any other provision in this Agreement exceed an aggregate of United States Dollars One Hundred Thousand (US$100,000).

9.5     Disclaimer

        THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY AND OBLIGATION (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR REGARDING ANY OF THE INFORMATION EXCHANGED PURSUANT TO THIS AGREEMENT.

Acknowledged and agreed:

For VIRAGE LOGIC     /s/            For CHARTERED     /s/
                  -----------                    --------------

Title          President                    Title         SVP
               ---------------------                      ---

Date           10/27/97                     Date          11/4/97
               ---------------------                      -------

        ADDENDUM NO. 1 TO JOINT MARKETING AND TECHNICAL SUPPORT AGREEMENT

THIS ADDENDUM NO. 1, TOGETHER WITH EXHIBIT A is entered into and effective on ___________ 1999 (the "Effective Date") by and between Virage Logic Corporation ("Virage Logic"), a California corporation having its principal place of business 46824 Lakeview Blvd., Fremont, CA 94538, USA and Chartered Semiconductor Manufacturing Ltd. ("Chartered"), a Singapore company having, its principal place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, and is supplemental to a Joint Marketing and Technical Support Agreement dated 4 November 1997 (the "Agreement").

WHEREAS:

In response to the market demand, the Parties have discussed and agreed to revise the business model on which the Joint Marketing and Technical Support Agreement was based. In accordance with those discussions, the Parties now desire to incorporate the additional provisions to the Agreement.

IT IS AGREED AS FOLLOWS:

1. LIBRARIES

The terms of this Addendum No. 1 are only applicable to the following Virage Logic Memory Compilers libraries that Virage Logic has developed for Chartered's 0.35um and 0.25um processes (the "Chartered/Virage Logic 0.35um/0.25um memory compilers") pursuant to the Agreement:

-  0.35um PROCESS:

(i)     1 port High density compiler

-  0.25um PROCESS:

(i)     1 port High Density compiler (HD-Family)

(ii)    2 port High density compiler (HD-Family)

(iii)   1 port Register file

(iv)    2 port Register file

2. PRICING OPTION AND PAYMENTS

(a) Virage Logic agrees to grant twenty (20) compiler tokens to Chartered. The compiler tokens may be exercised by Chartered to require Virage Logic to license to Chartered customers any Chartered/Virage Logic 0.35um/0.25um memory compilers on the payment by Chartered or customer of **% of Virage Logic's COT list prices set out in Exhibit A together with Virage Logic's end-user maintenance fees which shall not exceed 12% of the relevant list price per annum per site (all references to "$" in this Addendum No. 1 shall mean United States dollars).

(b) In consideration of the receipt of the twenty (20) compiler tokens referred to in Clause 2(a), Chartered agrees to pay the following royalties to Virage
Logic:

(i) Subject to Clause 2(b)(vii) below, for each revenue bearing wafer manufactured at Chartered that incorporates any Chartered/Virage Logic 0.35um/0.25um memory compilers ("Wafer"), Chartered shall pay to Virage Logic the following royalties, up to a maximum of **** per process ****
        Technology:

        (aa) **% of the Net Selling Price of each Wafer up to ****; and thereafter,

        (bb) **% of the Net Selling Price of each Wafer up to ****.

               In this Agreement, "Net Selling Price" shall mean the gross consideration (whether in cash or kind) received by Chartered from sales of Wafers less (i) normal and customary rebates, and cash and trade discounts actually taken, (ii) sales, use and/or other excise taxes or duties actually paid, (iii) the cost of any packages and packaging, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties actually paid, and (vi) amounts allowed or credited due to returns. In addition, when a Wafer is sold in a packaged or tested form, the gross consideration (whether in cash or kind) received by Chartered for the purposes of calculating the Net Selling Price shall be less the costs of packaging and testing.

(ii) The total amount of royalties that Chartered shall pay to Virage Logic pursuant to Clause 2(b)(i) above, over the life of the design using any Chartered/Virage Logic 0.35um/0.25um memory compiler shall be limited to **** per process technology and Chartered shall not be required to pay Virage Logic any royalties in excess of **** per process technology.

(iii) Notwithstanding Clause 2(b)(i) above, in the event that a Wafer incorporates any libraries or other foundation IPs (i.e. Standard cells, I/0 and memories), of other vendors in addition to any Chartered/Virage Logic 0.35um/0.25um memory compilers. Virage Logic agrees that the percentages in Clause 2(b)(i)(aa) and 2(b)(i)(bb) above shall be reduced proportionately in accordance with the total number of vendors whose libraries and/or foundation IPs (i.e. standard cells, I/O and memories) are incorporated into the same wafer.

        By way of an example, if a Wafer incorporates any Chartered/Virage Logic 0.35um/0.25um memory compiler and libraries or other foundation IPs (i.e. standard cells, I/O and memories), of two (2) other vendors, the percentages set out in Clauses 2(b)(i)(aa) and 2(b)(i)(bb) above shall each be reduced by two thirds.

(iv) All royalty payments to be made by Chartered pursuant to Clause 2(b)(i) above shall be computed according to the actual amounts received by Chartered from customers as payment for the purchase of Wafers, and shall be paid by Chartered on a quarterly basis.

(v) Payments to Virage Logic hereunder shall be made without deduction or withholding except that Chartered shall have the right to withhold from payments to Virage Logic any taxes that Chartered is required to withhold under any applicable law. Chartered shall provide Virage Logic with a certificate from the applicable tax authorities or other evidence reasonably required by Virage Logic to evidence such tax payment.

(vi) Chartered shall keep for a period of two (2) years after each royalty payment hereunder records as may be necessary to determine and verify the royalty payments hereunder. Virage Logic is entitled at Virago Logic's cost to have such records of Chartered inspected by independent public accountant firms acceptable to Chartered, upon reasonable notice and not more than once a year.

(vii) The foregoing provisions in Clauses 2(b)(i) to (vii) shall only apply to mutual customers' designs that incorporate the Chartered/Virage Logic 0.35um/0.25um memory compilers that are taped-out to Chartered on or after the Effective Date.

(viii) Virage Logic will make available the Chartered/Virage Logic 0.35um/0.25um memory compilers and Chartered/Virage Logic 0.35um/0.25um Instances (and all Virage Logic's standard EDA views) by licensing the same directly to customers.

(ix) Thc merging of physical libraries for customers using the libraries will be done by customers. Chartered, or Chartered appointed design houses (Rights to access subject to business terms agreed herein, but without rights to sub-license).

3.      TERM AND TERMINATION

(a) This Addendum No. 1 shall remain in force for a period of three (3) years from the Effective Date.

(b) Notwithstanding the foregoing, this Addendum No. 1 shall terminate if the Agreement is terminated, or either party terminates this Addendum No. 1, without cause or reason, by 90 days' written notice of termination to the other party. However, notwithstanding the termination of this Addendum, Chartered shall continue to pay royalties under the terms of this Addendum in respect of Wafers manufactured and sold to customers that have licensed the Chartered/Virage Logic 0.35um/0.25um memory compilers during the term of this Addendum No. 1.

(c) The termination of this Addendum however caused shall be without prejudice to any obligations or rights of either party which have accrued prior to such termination and shall not affect any provision of this Addendum which is expressly or by implication provided to come into effect on or to continue in affect after such termination.

4.      SAVING AND INCORPORATION

(a) Clause 6.1 of the Agreement is hereby deleted and substituted with the following provision:

        "6.1 This Agreement shall remain in force for a period of three (3) years from the Effective Date of this Addendum No. 1".

(b) Save as expressly varied by the terms of this Addendum No. 1, the terms and conditions of the Agreement shall remain with full force and effect in all other respects.

(c) The Agreement and this Addendum No. 1 shall be construed as one document and this Addendum No. 1 shall be deemed to be part of the Agreement.

5.      GOVERNING LAW

The validity, enforceability and construction of this Addendum No. 1 shall be governed by the Laws of the State of California.

IN WITNESS WHEREOF the parties have entered into this Addendum No. 1 as of the date first above written:

VIRAGE LOGIC                                CHARTERED SEMICONDUCTOR
                                            MANUFACTURING LTD.

/s/ ALEX SHUBAT                             /s/  ROB BAXTER
  ----------------------------------          ----------------------------------

Name: Alex Shubat for Adam Kablanian        Name: Rob Baxter

Title: President & CEO                      Title: Senior Vice President,
                                            Business Operations

                                    EXHIBIT A

LIST PRICES FOR CHARTERED/VIRAGE 0.35um/0.25um MEMORY COMPILERS AS OF 31 MARCH 1999 (REF. CLOSE 2)

(All references to $ shall mean United States Dollars)

-      0.35um PROCESS:

        (i)    1 port High density compiler:       ****

-      0.25um PROCESS:

        (i)    1 port High Density compiler:       ****
        (ii)   2 port High density compiler:       ****
        (iii)  1 port Register file:               ****
        (iv)   2 port Register file:               ****

For the purpose of this Addendum No. 1. compilers will be offered regardless of whether the customer needs one instance or the complete compiler.

Acknowledged and agreed by:

VIRAGE LOGIC:                       CHARTERED:

/s/ ALEX SHUBAT                     /s/   ROB BAXTER
   -------------------------           --------------------------------

            ADDENDUM NO. 2 TO JOINT MARKETING AND TECHNICAL SUPPORT
                                   AGREEMENT

THIS ADDENDUM NO. 2 is entered into and effective on ___________ 1999 (the "Effective Date") by and between Virage Logic Corporation ("Virage Logic"), a California corporation having its principal place of business at 46824 Lakeview Blvd. Fremont, CA 94538, USA and Chartered Semiconductor Manufacturing Ltd ("Chartered"), a Singapore company having its principal place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, and is supplemental to a Joint Marketing and Technical Support Agreement dated 4 November 1997 (the "Agreement").

WHEREAS:-

In response to the market demand, Virage Logic and Chartered have entered into
Addendum No. 1 to the Agreement dated [   ] and have further agreed to extend
their cooperation as set out in the Agreement to the development of 0.18um memory compliers, including but not limited to SRAMs. In connection with this further agreement, the Parties have agreed to modify and supplement the provisions of the Agreement.

IT IS AGREED AS FOLLOWS:-

1. CHARTERED RESPONSIBILITIES

To ensure that highest probability of success for mutual customers of Chartered and Virage Logic, Chartered hereby accepts the following responsibilities:

1.1 In connection with the marketing of Virage Logic's products and services to mutual and prospective customers, Chartered will promote Virage Logic as a premier SRAM provider.

1.2 To support the development of the 0.18um memory compliers by Virage Logic, Chartered agrees to pay a development fee of United States Dollars One Hundred Thousand (US$100,000/-). The fee shall be paid as follows:

(a)  ****-to be paid within 30 days from the Effective Date
(b)  ****-to be paid within 30 days of first test chip tape out.

1.3 In addition to the development fee referred to in Section 1.2 of this Addendum No. 2, Chartered agrees to pay Virage Logic royalties for the use of any Chartered/Virage Logic 0.18um memory complier by mutual customers, on the following terms and conditions:

(a) Royalties will be based on **% of the Net Selling Price of each revenue-bearing Wafer manufactured by Chartered that incorporates a Chartered/Virage Logic memory complier.

In this Addendum, "Net Selling Price" shall mean the gross consideration (whether in cash or kind) received by Chartered from sales of Wafers less (i) normal and customary rebates, and cash and trade discounts actually taken, (ii) sales, use and/or other excise taxes or duties actually paid, (iii) the cost of any packages and packaging, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties actually paid, and
(vi) amounts allowed or credited due to returns. In addition, when a Wafer is sold in a packaged or tested form, the gross consideration (whether in cash or kind) received by Chartered for the purposes of calculating the Net Selling Price shall be less the costs of packaging and testing.

(b) Notwithstanding 1.3(a) above, in the event that a Wafer incorporates any libraries or other foundation IP's; i.e., standard cells, I/O's and memories of other vendors, in addition to any Chartered/Virage Logic 0.18um memory compilers, Virage Logic agrees that the percentages in Section 1.3(a) above shall be reduced proportionately in accordance with the total number of vendors whose libraries and/or IPs are incorporated into the same wafer.

By way of an example, if a Wafer incorporates any Chartered/Virage Logic 0.18um memory compiler and libraries or other foundation IPs of two (2) other vendors, the percentages set out in Section 1.3(a) above shall each be reduced by two thirds.

(c) All royalties to be paid by Chartered pursuant to Section 1.3(a) above shall be computed according to the actual amounts received by Chartered from mutual customers as payment for the purchase of Wafers, and shall be paid by Chartered on a quarterly basis.

(d) Payments to Virage Logic hereunder shall be made without deduction or withholding, except that Chartered shall have the right to withhold from payments to Virage Logic any taxes that Chartered is required to withhold under any applicable law. Chartered shall provide Virage Logic with a certificate from the applicable tax authorities or other evidence reasonably required by Virage Logic to evidence such tax payment.

2. VIRAGE LOGIC RESPONSIBILITIES

To ensure that highest probability of success for mutual customers of Chartered and Virage Logic, Virage Logic hereby accepts the following responsibilities:

2.1 Virage Logic will develop and deliver all 0.18um memory compilers to Chartered. In order to facilitate the tapeout of the test chip, Virage will deliver a test chip with the memory compilers below to Chartered for silicon validation by 30 September 1999.

(a)  Single Port Synchronous memory compiler
(b)  Dual Port Synchronous memory compiler

3.  Term and Termination

(a) This Addendum No. 2 shall remain in force for a period of three (3) years from the Effective Date.

(b) Notwithstanding the foregoing, this Addendum No. 2 shall terminate if the Agreement is terminated or expired and not renewed, or either party terminates this Addendum No. 2, without cause or reason, by 90 days' notice of termination to the other party.

4.  Saving and Incorporation

(a) Section 6.1 of the Agreement is hereby deleted and substituted with the following provision:

    "6.1 This Agreement shall remain in force for a period of three (3) years from the Effective Date of Addendum No. 2 to this Agreement."

(b) Save as expressly varied by the terms of this Addendum No. 2, the terms and conditions of the Agreement shall remain with full force and effect in all other respects.

(c) The Agreement, Addendum No. 1 to the Agreement and this Addendum No. 2 shall be construed as one document and this Addendum No. 2 shall be deemed to be part of the Agreement.

5.  Governing Law

The validity, enforceability and construction of this Addendum No. 2 shall be governed by the Laws of the State of California.

IN WITNESS WHEREOF the parties have entered into this Addendum No. 2 as of the date first above written:

VIRAGE LOGIC                               CHARTERED SEMICONDUCTOR
                                           MANUFACTURING LTD.

/s/ ADAM KABLANIAN                         /s/ ROB BAXTER
-----------------------------------       -------------------------------------

NAME: Adam Kablanian                      NAME: Rob Baxter

TITLE: President & CEO                    TITLE: Senior Vice President,Business
                                                 Operations

DATE:                                     DATE:

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        ADDENDUM NO. 3 TO JOINT MARKETING AND TECHNICAL SUPPORT AGREEMENT

THIS ADDENDUM NO. 3 is entered into and effective on June 7 1999 by and between Virage Logic Corporation ("Virage Logic"), a California corporation having its principal place of business at 46824 Lakeview Blvd. Fremont, CA 94538, USA and Chartered Semiconductor Manufacturing Ltd ("Chartered"), a Singapore company having its principal place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, and is supplemental to a Joint Marketing and Technical Support Agreement dated 4 November 1997 (the "Agreement") and an Addendum No. 2 to the Agreement dated 12 April 1999 (the "Addendum No. 2").

WHEREAS:-

In response to the market demand, Virage Logic and Chartered had entered into Addendum No. 2 to modify and supplement the provisions of the Agreement. The parties now desire to amend the term and termination provisions of Addendum No. 2 on the following terms and conditions.

IT IS AGREED AS FOLLOWS:-

1. Clause 3 of Addendum No. 2 is deleted in its entirety and replaced with the following provision:

"3. Term and Termination

3.1 Unless otherwise terminated by the parties in accordance with Clause 3.2 hereof, this Addendum No. 2 shall remain in force for a period of three (3) years from the Effective Date. However, notwithstanding the termination of this Addendum No. 2, Chartered shall continue to pay royalties under the terms of this Addendum in respect of wafers manufactured and sold to customers that have licensed the Chartered/Virage Logic 0.18um memory compilers during the term of this Addendum No. 2.

3.2 Notwithstanding the foregoing, this Addendum No. 2 shall terminate

        (a)    by the agreement of the Parties in writing;

        (b) forthwith by either Party if the other commits any material breach of any term of this Addendum No. 2 or the Agreement and which in the case of a breach capable of being remedied shall not have been remedied within thirty (30) days of a written request to remedy the same.

        (c)    at the option of either Party, in any of the following events:

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               (i)    the inability of the other Party to pay its debts in the
                      normal course of business; or

               (ii) the other Party ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency; or

               (iii) any encumbrancer taking possession of or a receiver, trustee or judicial manager being appointed over the whole or any substantial part of the undertaking, property or assets of the other Party; or

               (iv) the making of an order by a court of competent jurisdiction or the passing of a resolution for the winding-up of the other Party or any company controlling the other Party, otherwise than for the purpose of a reconstruction or amalgamation without insolvency.

3.3 The termination of this Addendum No. 2 pursuant to this Clause 3.2 shall take effect immediately upon the issue of a written notice to that effect by the Party terminating the Addendum to the other. The termination of this Addendum No. 2 however caused shall be without prejudice to any obligations or rights of either Party which have accrued prior to such termination and shall not affect any provision of this Addendum No. 2 and/or any provision of the Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination."

2. Term and Termination

This Addendum No. 3 shall terminate at the same time that Addendum No. 2 is terminated or has expired and is not renewed.

3. Saving and Incorporation

(a) Save as expressly varied by the terms of this Addendum No. 3, the provisions of Addendum No. 2 shall remain with full force and effect in all other respects.

(b) The Agreement, Addendum No. 1 to the Agreement, Addendum No. 2 to the Agreement and this Addendum No. 3 shall be construed as one document and this Addendum No. 3 shall be deemed to be a part of the Agreement.

4.      Governing Law

The validity, enforceability and construction of this Addendum No. 3 shall be governed by the Laws of the State of California.



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IN WITNESS WHEREOF the parties have entered into this Addendum No. 3 as of the date first above written:

VIRAGE LOGIC                           CHARTERED SEMICONDUCTOR
                                       MANUFACTURING LTD.

/s/  ALEX SHUBAT                         /s/  ROB BAXTER
   ------------------------------        ---------------------------------
Name:    Alex Shubat                   Name: Rob Baxter

Title: VP Engineering, CTO             Title: Senior Vice President,
                                       Business Operations